Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Intuitive Surgical, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LONNIE M. SMITH
Lonnie M. Smith President and Chief Executive Officer

March 15, 2006

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Intuitive Surgical, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BENJAMIN B. GONG
Benjamin B. Gong Vice President, Finance

March 15, 2006